EXECUTION COPY


                            NONCOMPETITION AGREEMENT


                  THIS NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of July 30, 1999 by and between GERALD STEVENS, INC., a Delaware corporation (the "Company"), and Ruth M. Owades, an individual ("Owades").

                                    RECITALS

                  A. On the date hereof, pursuant to an Agreement and Plan of Merger ("Merger Agreement") by and among the Company, Calyx & Corolla, Inc., a California corporation ("Calyx"), and Calcor Acquisition, a California corporation ("Calcor"), the Company has acquired by merger all of the issued and outstanding capital stock of Calyx, including shares of capital stock held by Owades and the goodwill associated therewith (the "Shares").

                  B. Each of the Company and Calyx is engaged in internet and catalog sales of flowers and plants (the "Business").

                  C. Owades has considerable experience and knowledge with respect to the operation of the Business. Owades knows or has access to confidential information which is competitively valuable and/or trade secrets associated with the operation of the Business.

                  D. Section 3.1(b) of the Merger Agreement provides that Owades will execute and deliver this Agreement to the Company. If the Company is to receive the full value of the Shares, the Company must have full and enforceable assurances from Owades that Owades will preserve and protect, and that she will not use, the aforementioned confidential information and trade secrets. Without such assurances, the Company would not have acquired the Shares.

                  E. Further, if the Company is to receive the full value of the Shares, the Company must have the agreement of Owades that she will not compete with the business of the Company and Calyx. Without such an agreement, the Company would not have acquired the Shares.

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                  NOW, THEREFORE, in order to induce the Company to consummate the transactions contemplated by the Merger Agreement and in consideration of the mutual covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:

1.       Agreement Not To Compete
         ------------------------

         1.1      Covenant Not To Compete

                  In consideration of the Company's acquisition of the Shares pursuant to the Merger Agreement, Owades agrees that for a period of five (5) years immediately following the date of this Agreement (the "Restricted Period"), Owades shall not, in any state in the United States of America or other geographic area in which the Company, Calyx, its existing subsidiaries and successors are then engaged in business (except as a stockholder in a publicly held corporation in which it does not own more than 1% of any class of stock), directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activity which is the same as, similar to, or competitive in any manner whatsoever with the Business without the express, prior written consent of the Company. The Company and Owades intend that the covenant contained in the preceding portion of this Paragraph No. 1.1 shall be construed as a series of separate covenants, one for each of the separate geographical areas listed above. Except for the geographical coverage, the terms of each such separate covenant shall be deemed identical to the terms of the covenant described above.

                  Owades warrants, represents and agrees that her experience, skills, expertise and capabilities are such that she can obtain entirely suitable employment while remaining in full and complete compliance with each and every paragraph, term, provision and/or covenant of this Agreement and that the enforcement of any remedy pursuant to this Agreement by way of restraining order, injunction and all other relief will not prevent Owades from earning a reasonable livelihood.


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                  1.2 Non-Solicitation. During the Restricted Period, Owades
will not, directly or indirectly, either for herself or any other person, (A) induce or attempt to induce any employee of the Company or Calyx to leave the employ of Company or Calyx, (B) in any way interfere with the relationship between the Company or Calyx and any employee of the Company or Calyx (including without limitation inducing or attempting to induce such person to refuse an offer of employment from the Company or Calyx), (C) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company or Calyx to cease doing business with the Company or Calyx, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Company or Calyx. In addition, during the Restricted Period, Owades will not, directly or indirectly, either for herself or any other person, solicit the business of any person known to Owades to be a customer of the Company or Calyx, whether or not Owades had personal contact with such person, with respect to products or activities which compete in whole or in part with the products or activities of the Company or Calyx.

                  1.3      Injunctive Relief

                  Owades hereby stipulates and agrees that any breach or any threatened breach of any paragraph, term, provision and/or covenant of this Agreement would cause irreparable injury to the Company which could not be adequately compensable in monetary damages and that the remedy at law for any such breach would be entirely insufficient and inadequate to protect the Company's legitimate interests. Therefore, Owades specifically stipulates and agrees that, for any such breach or threatened breach, the Company shall at any and all times be and remain fully entitled to seek and obtain from any court of competent jurisdiction immediate temporary, preliminary and permanent injunctive relief, without the posting of any bond, against Owades and against each and every other person, corporation, partnership, firm, company, joint venture and/or other entity concerned with and/or acting in concert with Owades, and in addition, the Company shall be and remain fully entitled to seek and obtain from Owades and from each and every other such person, corporation, partnership, firm, company, joint venture and/or other entity any and all other relief, damages and/or other remedies available to the Company at law, in equity or otherwise. Owades expressly and knowingly waives any claim or defense that any adequate remedy at law might exist for any such breach or threatened breach. Owades agrees that any damage for which such party is liable by reason of any breach or threatened breach of all or any part of this Agreement, may, at the sole option of the Company, in addition to any and all other legal remedies, be offset against any amounts owed by the Company to Owades pursuant to any obligation or liability of the Company to Owades, including, without limitation, any amounts owed by the Company to Owades as compensation pursuant to any employment agreement between the Company and Owades.


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2.                General
                  -------

                  2.1      Successors and Assigns

                  The provisions of this Agreement shall inure to the benefit of and be binding upon the Company, Owades, and each and all of their respective heirs, legal representatives, successors, and assigns. The obligations of Owades under this Agreement shall be personal and not assignable or delegable by Owades in any manner whatsoever to any person, corporation, partnership, firm, company, joint venture or other entity. Owades may not assign, transfer, convey, mortgage, pledge, or in any other manner encumber any rights which such party may have pursuant to the terms and provisions of this Agreement, and Owades may not delegate any of such party's duties, responsibilities, or obligations pursuant to this Agreement. The Company retains the unrestricted right to assign its obligations and rights under this Agreement.

                  2.2      Waiver

                  No waiver of any breach of any paragraph, term, provision and/or covenant of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other paragraph, term, provision and/or covenant of this Agreement. No extension of the time for the performance of any obligation or other act required or permitted by this Agreement shall be deemed to be an extension of the time for the performance of any other obligation or any other act required or permitted by this Agreement.

                  2.3      Entire Agreement

                  This Agreement, the Merger Agreement and each of the other agreements referred to therein are the complete and entire contract, agreement, and understanding between the Company and Owades concerning the covenant not to compete by Owades. Such agreements supersede any and all prior contracts, agreements, correspondence, letters of intent, understandings, and/or negotiations, whether oral or written, concerning the covenant not to compete by Owades. Nothing in this Agreement shall be construed to the contrary of any of the provisions of any employment agreement between Owades and the Company.

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                   2.4     Amendments

                  This Agreement becomes effective only when executed and delivered by both the Company and Owades, and no amendment, modification, waiver, or consent relating to this Agreement will be effective unless and until it is embodied in a written document signed by the Company and by Owades.

                  2.4      Notices

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally or sent by facsimile transmission (confirmed electronically), on the date given, (b) if delivered by a courier express delivery service, on the date of delivery, or (c) if by certified or registered mail, postage prepaid, return receipt requested, seven (7) days after mailing, to the parties, their successors in interest or their assignees at the following addresses or at such other addresses as the parties may designate by written notice in the manner aforesaid:

         If to the Company:

                           Gerald Stevens, Inc.
                           301 E. Las Olas Blvd., Suite 300
                           Fort Lauderdale, FL  33301
                           Attn: Adam D. Phillips
                           Fax:  (954)713-5030
                           e-mail: aphillips@geraldstevens.com

         with a copy to:

                           James M. Rene, Esq.
                           Sheppard, Mullin, Richter & Hampton LLP
                           333 South Hope Street
                           48th Floor
                           Los Angeles, CA  90071-1448
                           Fax: (213)620-1398
                           e-mail: jrene@smrh.com


         If to Owades:

                           --------------------

                           --------------------

                           --------------------

         with a copy to:

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                           Gunderson Dettmer Stough Villeneuve
                           Franklin & Hachigian, LLP
                           155 Constitution Drive
                           Menlo Park, CA  94025
                           Attention:  Carla Newell, Esq.
                           Fax:  (650) 321-2400
                           e-mail:  cnewell@gunder.com


                  2.5      Legal Expense

                  In any legal action, lawsuit, or other proceeding to enforce any paragraph, term, or provision of this Agreement or to procure adjudication or determination of the rights of Owades or the Company, the prevailing party shall be entitled to recover from the other party each and all of the prevailing party's actual attorney's fees, costs, and expenses in connection with such proceeding.

                  2.6      Originals

                  This Agreement shall be dated and executed by the Company and by Owades in two or more counterparts, each of which shall be deemed an original.

                  2.7      Headings

                  Each and all of the headings contained in this Agreement are for reference purposes only and shall not in any manner whatsoever affect the construction or interpretation of this Agreement or be deemed a part of this Agreement for any purpose whatsoever.

                  2.8      Savings Provision

                  To the extent that any one (1) or more paragraphs, terms, provisions and/or covenants of this Agreement shall be found to be illegal or unenforceable for any reason, each and every such paragraph, term, provision and/or covenant shall be deemed modified or deleted in such a manner as to make this Agreement, as so modified, legal and enforceable under the internal laws of the State of Florida, and, as so modified, each and every such paragraph, term, provision and/or covenant shall continue in full force and effect as part of this Agreement.


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                  Anything in the preceding Paragraph of this Paragraph 2.9 to the contrary notwithstanding, Owades and the Company each recognizes, acknowledges and agrees that each and all of the agreements and covenants contained in this Agreement are fair, reasonable and necessary for the protection of the Company's legitimate business needs and interests in light of all of the facts and circumstances of the relationship between Owades and the Company, including, without limitation, the Company's acquisition of the Shares. Therefore, in the event that any court, agency or other authority ever declines to enforce all or any part of any paragraph, term, provision and/or covenant of this Agreement, each and every such paragraph, term, provision and/or covenant enforcement of which is denied shall be deemed to be modified to (1) restrict Owades's rights, activity and conduct to the absolute maximum extent and duration that such authority may find enforceable under the internal laws of the State of Florida; and (2) permit and not restrict the Company's rights, activity and conduct to the absolute maximum extent and duration that such authority may find enforceable under the internal laws of the State of Florida.

                  2.9      Applicable Law

                  This Agreement and each and every portion of this Agreement shall be interpreted pursuant to the laws of the State of Florida without regard to any conflicts of laws principles.

                  2.11 Jurisdiction. Each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of California or the Southern District of Florida or in any California state court sitting in San Francisco County or any Florida state court sitting in Miami-Dade or Broward counties for any actions, suits or proceedings arising out of or related to this Agreement, any of the other agreements executed in connection with this Agreement and the transactions contemplated hereby or thereby, (ii) irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, and (iii) agrees that service of any process, summons, notice or document in any such action, suit or proceeding in the manner set forth in Section 2.5 shall be effective service of process for any such action, suit or proceeding brought in any such court.


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                  2.12     Construction

                  The language of this Agreement and each and every paragraph, term, and/or provision of this Agreement shall, in all cases, for any and all purpose, and in any and all circumstances whatsoever be construed as a whole, according to its fair meaning, not strictly for or against Owades or the Company, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any portion of this Agreement.



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         IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts which, taken together, shall constitute one Agreement. This Agreement shall be effective as of the date first above written.

                                            THE COMPANY:

                                            GERALD STEVENS, INC.


                         By: __________________________
                         Name: ________________________
                         Title: _______________________

                         Owades:

                         ------------------------------
                                 Ruth M. Owades









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